APPENDIX A

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this ___ day of __________, 2009, by and among FORUM FUNDS, a Delaware statutory trust, with its principal place of business at Three Canal Plaza, Suite #600, Portland, Maine 04101 (“Forum”), with respect to Liberty Street Horizon Fund, a segregated portfolio of assets (“series”) thereof (the “Acquired Fund”), INVESTMENT MANAGERS SERIES TRUST, a Delaware statutory  trust, with its principal place of business at 803 West Michigan Street, Milwaukee, Wisconsin 53233 (“IMST”), with respect to its Liberty Street Horizon Fund series (the “Acquiring Fund”), and, solely for purposes of paragraphs 5.11(c), 5.13, and 9.1, LIBERTY STREET ADVISORS, INC., the investment manager of the Acquiring Fund and the Acquired Fund (the “Manager”).

Each of Forum and IMST (each, an “Investment Company”) wishes to effect a reorganization described in Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and intends this Agreement to be, and adopts it as, a “plan of reorganization” within the meaning of the regulations under the Code (the “Regulations”).  The reorganization will consist of (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund (which is being established solely for the purpose of acquiring those assets and continuing the Acquired Fund’s business) in exchange solely for voting shares of beneficial interest, par value $0.01 (“shares”), in the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, (ii) the distribution of those shares pro rata to the shareholders of the Acquired Fund in exchange for their shares therein and in complete liquidation thereof, and (iii) the termination of the Acquired Fund as provided herein, all upon the terms and conditions set forth herein (collectively, the “Reorganization”).

WHEREAS, the Acquiring Fund and the Acquired Fund  (each, a “Fund”) are series of IMST and Forum, respectively, which are open-end, registered management investment companies, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, each Fund is authorized to issue its shares;

WHEREAS, the Board of Trustees of each Investment Company (each, a “Board”), in each case including a majority of its members who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”) of either Investment Company, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby and (2) has determined that participation in the Reorganization is in the best interests of its Fund and that the interests of its Fund’s existing shareholders will not be diluted as a result of the Reorganization; and

WHEREAS, the Acquired Fund is authorized to issue and has outstanding three classes of shares, designated Class A, Class C, and Institutional shares (the “Class A Acquired Fund Shares,” “Class C Acquired Fund Shares,” and “Institutional Acquired Fund Shares,” respectively, and collectively, the “Acquired Fund Shares”).  The Acquiring Fund will have three classes of shares, also designated Class A, Class C, and Institutional shares (the “Class A Acquiring Fund Shares,” “Class C Acquiring Fund Shares,” and “Institutional Acquiring Fund Shares,” respectively, and collectively, the “Acquiring Fund Shares”).  The rights, powers, privileges, and obligations of each class of Acquiring Fund Shares will be identical to those of the identically designated class of Acquired Fund Shares.

NOW, THEREFORE, in consideration of the premises, covenants, and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

THE REORGANIZATION

1.1           THE EXCHANGE.  Subject to requisite approval of the Acquired Fund’s shareholders and the other terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, convey, transfer, and deliver all of its assets described in paragraph 1.2 (the “Assets”) to the Acquiring Fund.  The Acquiring Fund agrees to acquire all of the Assets and in exchange therefor --

(a)
to issue and deliver to the Acquired Fund the number of full and fractional (1) Class A Acquiring Fund Shares equal to the number of full and fractional Class A Acquired Fund Shares then outstanding, (2) Class C Acquiring Fund Shares equal to the number of full and fractional Class C Acquired Fund Shares then outstanding, and (3) Institutional Class Acquiring Fund Shares equal to the number of full and fractional Institutional Class Acquired Fund Shares then outstanding (all references herein to “fractional” shares meaning fractions rounded to the third decimal place), and

(b)	assume all the Acquired Fund’s liabilities described in paragraph 1.3 (the “Liabilities”).

Such transactions shall take place at the Closing, on the Closing Date (both as defined in paragraph 2.1).

1.2           ASSETS TO BE ACQUIRED.  The Assets shall consist of all assets and property of every kind and nature, including all cash, cash equivalents, securities, commodities, interests in futures, claims and rights of action (whether absolute or contingent, known or unknown, accrued or unaccrued), dividends and interest receivable, receivables for shares sold, books and records, rights to register stock under applicable securities laws, and other rights that are owned by the Acquired Fund as of the Effective Time (as defined in paragraph 2.1), and any deferred or prepaid expenses (other than unamortized organizational expenses) shown as an asset on the books of the Acquired Fund as of that time.  Forum has provided IMST with the Acquired Fund’s most recent audited financial statements, which contain a list of all of the Acquired Fund’s assets required to be set forth on a balance sheet as of the date of such statements prepared in accordance with generally accepted accounting principles consistently applied in the United States ("U.S. GAAP").  Forum hereby represents that, as of the date of the execution of this Agreement, there have been no changes in the Acquired Fund’s financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, changes in the market value of portfolio securities, the payment of normal operating expenses, and the payment of dividends, capital gain distributions, and redemption proceeds to shareholders.

1.3           LIABILITIES TO BE ASSUMED.  The Liabilities shall consist of all of the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature existing as of the Effective Time, whether absolute, accrued, contingent, or otherwise, whether known or unknown, whether or not arising in the ordinary course of business, whether or not determinable as of the Effective Time, whether or not reflected in the Acquired Fund’s accounts or on its financial statements, and whether or not specifically referred to in this Agreement, excluding Reorganization Expenses (as defined in paragraph 4.1(ff)) borne by the Manager or any other person pursuant to paragraph 9.1.  Notwithstanding the foregoing, the Acquired Fund shall endeavor in good faith to discharge all of its known liabilities and obligations to the extent possible prior to the Effective Time.

1.4           LIQUIDATION AND DISTRIBUTION.  On or as soon after the Closing Date as is conveniently practicable, the Acquired Fund (a) will distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined as of the Effective Time (each, an “Acquired Fund Shareholder”), in proportion to their Acquired Fund Shares then held of record and in constructive exchange for their Acquired Fund Shares, and (b) will thereupon proceed to terminate as set forth in paragraph 1.8.  That distribution will be accomplished by IMST’s transfer agent’s opening accounts on its books in the Acquired Fund Shareholders’ names and transferring those Acquiring Fund Shares thereto.  Pursuant to that transfer, each Acquired Fund Shareholder’s account will be credited with the number of full and fractional Acquiring Fund Shares equal to the number of full and fractional Acquired Fund Shares that Acquired Fund Shareholder holds as of the Effective Time, by class (i.e., the account for each Acquired Fund Shareholder that holds Class A Acquired Fund Shares will be credited with the number of full and fractional Class A Acquiring Fund Shares due that Acquired Fund Shareholder, the account for each Acquired Fund Shareholder that holds Class C Acquired Fund Shares will be credited with the number of full and fractional Class C Acquiring Fund Shares due that Acquired Fund Shareholder, and the account for each Acquired Fund Shareholder that holds Institutional Class Acquired Fund Shares will be credited with the number of full and fractional Institutional Class Acquiring Fund Shares due that Acquired Fund Shareholder).  The aggregate net asset value of each class of Acquiring Fund Shares to be so credited to each Acquired Fund Shareholder’s account will equal the aggregate net asset value of the identically designated class of Acquired Fund Shares that Acquired Fund Shareholder owns as of the Effective Time.  All issued and outstanding Acquired Fund Shares, including any represented by certificates, will simultaneously be canceled on the Acquired Fund’s share transfer books.  IMST shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.  Each Acquired Fund Shareholder shall have the right to receive any unpaid dividends or other distributions that were declared by the Acquired Fund before the Effective Time with respect to Acquired Fund Shares that such Acquired Fund Shareholder held of record as of the Effective Time.

1.5           OWNERSHIP OF SHARES.  Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.  Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund’s then-current Prospectus and Statement of Additional Information.

1.6           TRANSFER TAXES.  Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than that of the registered holder on the Acquired Fund’s share transfer books of the Acquired Fund Shares actually or constructively exchanged therefor shall, as a condition of such issuance, be paid by the person to whom such Acquiring Fund Shares are to be issued.

1.7           REPORTING RESPONSIBILITY.  Any reporting responsibility of the Acquired Fund, including the responsibility for filing of regulatory reports, tax returns, and other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund up to and including the date on which it is terminated.

1.8           TERMINATION.  As soon as reasonably practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4, the Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its termination as a series of Forum and its complete dissolution under Delaware law.  After the Effective Time, the Acquired Fund shall not conduct any business except in connection with its dissolution.

ARTICLE II

CLOSING AND EFFECTIVE TIME

2.1           The closing of the Reorganization, including related acts necessary to consummate the same (the “Closing”), shall be held at the offices of Atlantic Fund Administration, LLC (“Atlantic”), Three Canal Plaza, Portland Maine 04101, on or about October 9, 2009, or at such other place and/or on such other date as to which the Investment Companies may agree in writing (the “Closing Date”).  All acts taking place at the Closing shall be deemed to take place simultaneously immediately after the close of business (i.e., 4:00 p.m., Eastern time) on the Closing Date (“Effective Time”).

ARTICLE III

CERTIFICATES TO BE DELIVERED AT THE CLOSING

 3.1           CUSTODIAN’S CERTIFICATE.  The portfolio securities of the Acquired Fund shall be made available by the Acquired Fund to the Acquiring Fund’s custodian, for examination, no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers.  The Acquired Fund shall direct Citibank, N.A. (the “Custodian”), as custodian for the Acquired Fund, to deliver as of the Effective Time by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the 1940 Act) in which the Acquired Fund’s assets are deposited, the Acquired Fund’s portfolio securities and instruments deposited with such depositories.  The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.  Forum shall use commercially reasonable efforts to cause the Custodian to deliver within three business days after the Closing, a certificate of an authorized officer stating that (a) the Acquired Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund (the “Custodian Certificate”).

3.2           TRANSFER AGENTS’ CERTIFICATES.  Forum shall use commercially reasonable efforts to cause Atlantic Shareholder Services, LLC, as transfer agent for the Acquired Fund as of the Closing Date, to deliver within three business days after the Closing, a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of full and fractional outstanding shares owned by each such shareholder, by class, as of the Effective Time (the “Transfer Agent Certificate”).  IMST shall issue and deliver, or cause UMB Fund Services, Inc., its transfer agent, to issue and deliver, at the Closing (a) a confirmation evidencing that the Acquiring Fund Shares have been credited at the Effective Time to the Acquired Fund’s account on the books of the Acquiring Fund and (b) a certificate as to the opening of accounts on those books in the Acquired Fund Shareholders’ names.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts, and other documents, if any, as such other party or its counsel may reasonably request and a certificate executed in its name by its President or a Vice President in form and substance reasonably satisfactory to the recipient, and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct as of the Effective Time except as they may be affected by the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1           REPRESENTATIONS OF THE ACQUIRED FUND.  Except as has been disclosed to IMST in a written instrument executed by an officer of Forum, Forum and the Acquired Fund represent and warrant to IMST and the Acquiring Fund as follows:

(a)           The Acquired Fund is duly organized as a series of Forum, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under Forum’s Trust Instrument (the “Trust Instrument”) to own all of its properties and assets and to carry on its business as it is now being conducted.

(b)           Forum is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of shares of the Acquired Fund under the Securities Act of 1933, as amended (the “1933 Act”), is in full force and effect.

(c)           No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act and such as may be required by state securities laws.

(d)           The current Prospectus and Statement of Additional Information of the Acquired Fund and each Prospectus and Statement of Additional Information of the Acquired Fund used during the three years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not, or did not at the time of their use, include any untrue statement of a material fact or omit any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           At the Effective Time, the Acquired Fund will have good and valid title to the Assets and full right, power, and authority to sell, assign, transfer and deliver the Assets hereunder free of any liens or other encumbrances, except those liens and encumbrances as to which the Acquiring Fund has received notice, and upon delivery and payment for the Assets, the Acquiring Fund will acquire good and valid title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act, other than as disclosed to and accepted by IMST.

(f)           The Acquired Fund is not engaged currently, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in a material violation of the Trust Instrument or Forum’s By-Laws or of any agreement, indenture, instrument, contract, lease, or other undertaking to which Forum on behalf of the Acquired Fund is a party or by which it is bound, other than as disclosed to IMST.

(g)           The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Forum, on behalf of the Acquired Fund, is a party or by which it is bound that would materially and adversely affect its business or its ability to consummate the transactions contemplated by this Agreement, other than as disclosed to IMST.

(h)           The Acquired Fund has no material contracts or other commitments (other than this Agreement) that if terminated will result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund, other than as disclosed to IMST.

(i)           Except as otherwise disclosed in writing to and accepted by IMST, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against Forum, the Acquired Fund or any of Forum’s properties or assets held for the benefit of the Acquired Fund that, if adversely determined, would materially and adversely affect the Acquired Fund’s financial condition, the conduct of its business, or its ability to consummate the transactions contemplated by this Agreement.  Forum, on behalf of the Acquired Fund, knows of no facts that are reasonably likely to form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the Acquired Fund’s business or its ability to consummate the transactions contemplated herein.

(j)           The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at April 30, 2009 have been audited by Briggs, Bunting & Dougherty, LLP, an independent registered public accounting firm, and are in accordance with U.S. GAAP, and such statements (copies of which have been furnished to IMST) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with U.S. GAAP, and there are no known contingent liabilities of the Acquired Fund of a material amount required to be reflected on a balance sheet (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein.

(k)           On the Closing Date, IMST shall have been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of the Acquired Fund, each as of the Closing Date.  These statements shall be in accordance with U.S. GAAP and present fairly, in all material respects, the financial position of the Acquired Fund as of such date in accordance with U.S. GAAP, and there are no known contingent liabilities of the Acquired Fund of a material amount required to be on a balance sheet in accordance with U.S. GAAP as of such date not disclosed therein.

(l)           Since April 30, 2009, there have been no material adverse changes in the Acquired Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or  any incurrence by the Acquired Fund of material indebtedness, except as otherwise disclosed to and accepted by IMST (for the purposes of this subparagraph (l), a distribution of net investment income and/or net realized capital gains, a change in portfolio securities, a change in market value of portfolio securities, a decline in the net asset value per Acquired Fund Shares, the discharge of Acquired Fund liabilities, or a net redemption of Acquired Fund Shares shall not constitute a material adverse change).

(m)           On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to be filed by such date (including any extensions), shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on such returns and reports shall have been paid, or provision shall have been made for the payment thereof; all of the Acquired Fund’s tax liabilities, if any, will have been adequately provided for on its books; and to the best of Forum’s knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

(n)           There are no material legal, administrative, or other proceedings or investigations pending or, to the knowledge of Forum, threatened against the Acquired Fund.

(o)           There are no material contracts outstanding to which the Acquired Fund is a party other than those entered into in the ordinary conduct of its business.

(p)           The Acquired Fund is a “fund” (as defined in Section 851(g)(2) of the Code); has elected to be, and has qualified for treatment under Subchapter M of the Code as, a “regulated investment company” under the Code (a “RIC”) as of and since its first taxable period; has been a RIC at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify for treatment as a RIC for its taxable year ending upon the Closing Date.  The Acquired Fund is an investment company within the meaning of Section 368(a)(2)(F)(i) and (iii) of the Code and satisfies the diversification requirements of Section 368(a)(2)(F)(ii).  The Acquired Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code.  The Acquired Fund has duly filed all federal, state, local and foreign tax returns that are required to have been filed, and all taxes of the Acquired Fund that are due and payable have been paid except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect.  The Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties that could be imposed thereunder.

(q)           Forum will provide the Acquired Fund’s books and records to IMST for purposes of preparing any tax returns required by law to be filed after the Closing Date.

(r)           All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable, have been offered and sold in compliance in all material respects with all applicable registration or qualification requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Acquired Fund’s transfer agent as provided in paragraph 3.2.  The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquired Fund Shares, and has no outstanding securities convertible into Acquired Fund Shares.

(s)           The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Board of Forum, on behalf of the Acquired Fund, and subject to approval by the Acquired Fund’s shareholders and assuming the due authorization, execution and delivery of this Agreement by IMST, this Agreement constitutes a valid and binding obligation of Forum with respect to the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and to general equity principles.

(t)           The information to be furnished by Forum for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority (“FINRA”)) that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(u)           From the effective date of the Registration Statement (as defined in paragraph 5.6), through the time of the meeting of the Acquired Fund’s shareholders and on the Closing Date, any written information furnished by Forum with respect to the Acquired Fund for use in the Proxy Statement/Prospectus (as defined in paragraph 5.6), the Registration Statement or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading.

(v)           The Acquired Fund will distribute the Acquiring Fund Shares it receives in the Reorganization in pursuance of this Agreement.

(w)           The Liabilities to be assumed by the Acquiring Fund (and the Liabilities, if any, that are secured by the Assets) were incurred in the ordinary course of its business and are associated with the Assets.

(x)           The fair market value of the Acquiring Fund Shares received by each Acquired Fund Shareholder will be approximately equal to the fair market value of the Acquired Fund Shares it actually or constructively surrenders in the Reorganization.  No Acquired Fund Shareholder will receive consideration other than Acquiring Fund Shares.

(y)           The Acquired Fund is not under the jurisdiction of a court in a “title 11 or similar case” within the meaning of Section 368(a)(3)(A) of the Code.

(z)           As soon as practicable, but in no event later than 12 months following the date that all Assets are transferred to the Acquiring Fund, the Acquired Fund will be liquidated and terminated as a series of Forum under state law.

(aa)           The fair market value of the transferred assets will equal or exceed the sum of the Liabilities assumed by the Acquiring Fund plus the amount of Liabilities, if any, that are secured by the Assets.

(bb)           The Acquired Fund has no unamortized or unpaid organizational fees or expenses that have not previously been disclosed to IMST.

(cc)           The Acquired Fund has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements.

(dd)           The Acquired Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund’s Prospectus, except as previously disclosed in writing to IMST.

(ee)           The Acquiring Fund Shares to be issued to the Acquired Fund pursuant to paragraph 1 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund Shareholders as provided in paragraph 1.4.

(ff)           No expenses incurred by the Acquired Fund or on its behalf in connection with the Reorganization will be paid or assumed by the Manager, the Acquiring Fund, or any third party unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (“Reorganization Expenses”), and no cash or property other than Acquiring Fund Shares will be transferred to the Acquired Fund or any of its shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

(gg)           The Acquired Fund Shareholders will pay their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization.

4.2           REPRESENTATIONS OF THE ACQUIRING FUND.  Except as has been disclosed to Forum in a written instrument executed by an officer of IMST, IMST and the Acquiring Fund represent and warrant to Forum and the Acquired Fund as follows:

(a)           The Acquiring Fund will be duly organized, as of the Effective Time, as a series of IMST, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under IMST’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) to own all of its properties and assets and to carry on its business as it is now being conducted.

(b)           IMST is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect, and the registration of shares of the Acquiring Fund under the 1933 Act is, or will be on or before the Closing Date, in full force and effect.

(c)           No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)           The preliminary Prospectus and Statement of Additional Information of the Acquiring Fund filed pursuant to Rule 485(a)(2) of the 1933 Act in an amendment to IMST’s registration statement on Form N-1A (the “IMST Registration Statement”) with the Commission on April 24, 2009, which will become effective prior to the Closing Date, conforms and, as of its effective date, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not and, as of its effective date, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           No consideration other than Acquiring Fund Shares (and the Acquiring Fund’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.

(f)           There is no plan or intention for the Acquiring Fund to be dissolved or merged into another statutory trust or a corporation or business trust or any “fund” thereof (as defined in Section 851(g)(2) of the Code) following the Reorganization.

(g)           The execution, delivery and performance of this Agreement will not result in a material violation of the Declaration of Trust or IMST’s By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which IMST, on behalf of the Acquiring Fund, is a party or by which it is bound, other than as disclosed to Forum.

(h)           The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which IMST, on behalf of the Acquiring Fund, is a party or by which it is bound that would materially and adversely affect its business or its ability to consummate the transactions contemplated by this Agreement, other than as disclosed to Forum.

(i)           Except as otherwise disclosed in writing to and accepted by Forum, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against IMST or the Acquiring Fund that, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition, the conduct of its business or its ability to consummate the transactions contemplated by this Agreement.  IMST, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects the Acquiring Fund’s business or its ability to consummate the transactions contemplated herein.

(j)           The Acquiring Fund was formed for the purpose of effecting the Reorganization, and, prior to the Closing, will have not commenced operations or carried on any business activity, will have had no assets or liabilities, will never have had an operating business, and will have no issued or outstanding shares other than as contemplated by the payment received from Atlantic with respect to the Initial Shares (as defined in paragraph 6.4) issued to Atlantic pursuant to that paragraph.

(k)           Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement will be on or before the Closing Date, duly and validly issued and outstanding, fully paid and non-assessable and will be offered and sold in compliance in all material respects with applicable registration or qualification requirements of the 1933 Act and state securities laws.  The Acquiring Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares, including the Acquiring Fund Shares, of the Acquiring Fund and has no outstanding securities convertible into any shares, including the Acquiring Fund Shares, of the Acquiring Fund.

(l)           The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Board of IMST, on behalf of the Acquiring Fund, and subject to approval by the Acquired Fund’s shareholders and assuming the due authorization, execution and delivery of this Agreement by Forum, this Agreement constitutes a valid and binding obligation of IMST with respect to the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

(m)           The information to be furnished by IMST for use in no-action letters, applications for orders, registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(n)           From the effective date of the Registration Statement (as defined in paragraph 5.6), through the time of the meeting of the Acquired Fund’s shareholders and on the Closing Date, any written information furnished by IMST with respect to the Acquiring Fund for use in the Proxy Statement/Prospectus (as defined paragraph 5.6), the Registration Statement or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading.

(o)           The Acquiring Fund has no unamortized or unpaid organizational fees or expenses.

(p)           The Acquiring Fund will be a “fund” (as defined in Section 851(g)(2) of the Code), will qualify for treatment under Subchapter M of the Code as a RIC in the future, and, from the date of this Agreement until the Closing Date, shall not take any action inconsistent with such efforts to qualify for treatment as a RIC in the future.

(q)           The Acquiring Fund has no plan or intention (i) to sell or dispose of any of the Assets, except for dispositions made in the ordinary course of business or dispositions necessary to maintain its status as a RIC, or (ii) to redeem or reacquire any of the shares issued by it, except in the ordinary course of business.

(r)           The fair market value of the Acquiring Fund Shares received by each Acquired Fund Shareholder will be approximately equal to the fair market value of the Acquired Fund Shares actually or constructively surrendered in the exchange.

(s)           The Acquiring Fund Shares constitute voting stock for purposes of Sections 368(a)(1)(C) and 368(c) of the Code.

(t)           No expenses incurred by the Acquired Fund or on its behalf in connection with the Reorganization will be paid or assumed by the Manager, the Acquiring Fund, or any third party unless those expenses are Reorganization Expenses, and no cash or property other than Acquiring Fund Shares will be transferred to the Acquired Fund or any of its shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

(u)           Immediately following consummation of the Reorganization, (i) the Acquired Fund Shareholders will own all the Acquiring Fund Shares and will own those shares solely by reason of their ownership of the Acquired Fund Shares immediately before the Reorganization and (ii) the Acquiring Fund will hold the same assets and be subject to the same liabilities that the Acquired Fund held or was subject to immediately before the Reorganization, plus any liabilities for those expenses; and those excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) the Acquired Fund makes immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets.

ARTICLE V

COVENANTS

5.1           OPERATION IN ORDINARY COURSE.  The Acquired Fund will operate its business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include payment of customary dividends and other distributions and shareholder redemptions.

5.2           APPROVAL OF SHAREHOLDERS.  Forum will call a special meeting of the Acquired Fund’s shareholders to consider and act upon this Agreement.

5.3           ADDITIONAL INFORMATION.  Forum will assist IMST in obtaining such information as IMST reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

5.4           FURTHER ACTION.  Subject to the provisions of this Agreement, each Investment Company will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

5.5           STATEMENT OF EARNINGS AND PROFITS.  As promptly as practicable, but in any case within sixty (60) days after the Closing Date, Forum shall furnish IMST, in such form as is reasonably satisfactory to IMST, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be reviewed by Briggs, Bunting & Dougherty, LLP and certified by Forum’s Treasurer.

5.6           PREPARATION OF FORM N-14 REGISTRATION STATEMENT.  IMST will prepare and file with the Commission a registration statement on Form N-14 (the “Registration Statement”), under the 1933 Act, relating to the Acquiring Fund Shares, which, without limitation, shall include a proxy statement of the Acquired Fund and the prospectus of the Acquiring Fund relating to the Reorganization (the “Proxy Statement/Prospectus”) subject to approval of Board of Forum, which shall not be unreasonably withheld.  The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act.  Forum will provide IMST with the materials and information necessary to prepare the Proxy Statement/Prospectus for inclusion in the Registration Statement in connection with the meeting of the Acquired Fund’s shareholders to consider and act on this Agreement and the transactions contemplated herein.  IMST agrees to use all commercially reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and any state blue sky or securities laws as it may deem appropriate in order for the Acquiring Fund to operate after the Closing Date.

5.7           LIQUIDATING DISTRIBUTION.  As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to the Acquired Fund Shareholders consisting of the Acquiring Fund Shares received at the Closing.

5.8           FULFILLMENT OF CONDITIONS.  Each Investment Company shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

5.9           DELIVERY OF INSTRUMENTS.  Each Investment Company, on behalf of its Fund, covenants that it will, from time to time, as and when reasonably requested by the other Investment Company, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as such other Investment Company, on behalf of its Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) Forum’s, on behalf of the Acquired Fund’s, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) IMST’s, on behalf of the Acquiring Fund’s, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

5.10           REORGANIZATION UNDER THE CODE.  It is the intention of the parties that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code.  Neither Forum nor IMST shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as such a reorganization.

5.11           INDEMNIFICATION.

(a)           IMST agrees to indemnify and hold harmless Forum and each of Forum’s officers and Trustees (for purposes of this sub-paragraph 5.11a), the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by IMST of any of its representations, warranties, covenants or agreements set forth in this Agreement or as a result of any willful misconduct or gross negligence by IMST in the performance (or failure to perform) of IMST’s obligations under this Agreement.  The Indemnified Parties will notify IMST in writing within ten (10) days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Parties as to any matters covered by this sub-paragraph 5.11(a).  IMST shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this sub-paragraph 5.11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if IMST elects to assume such defense, IMST’s obligation under this sub-paragraph 5.11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that IMST will pay in the first instance any losses, claims, damages, liabilities and expenses required to be paid by it under this sub-paragraph 5.11(a) without the necessity of the Indemnified Parties’ first paying the same.

(b)           Forum agrees to indemnify and hold harmless IMST and each of IMST's officers and Trustees (for purposes of this sub-paragraph 5.11(b), the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by Forum of any of its representations, warranties, covenants or agreements set forth in this Agreement or as a result of any willful misconduct or gross negligence by Forum in the performance (or failure to perform) of Forum's obligations under this Agreement.  The Indemnified Parties will notify Forum in writing within ten (10) days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Parties as to any matters covered by this sub-paragraph 5.11(b).  Forum shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this sub-paragraph 5.11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Forum elects to assume such defense, Forum’s obligation under this sub-paragraph 5.11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Forum will pay in the first instance any losses, claims, damages, liabilities and expenses required to be paid by it under this sub-paragraph 5.11(b) without the necessity of the Indemnified Parties’ first paying the same.

(c)           The Manager agrees to provide the Trustees of Forum with tail insurance, or other appropriate program that may be acceptable to the Trustees, in connection with the Reorganization, for a two-year period following the Closing Date, to indemnify those Trustees to the extent that they would have been subject to indemnification under the Trust Instrument with respect to any matters relating to the Acquired Fund.

5.12           HOLDING PERIOD.  IMST covenants that, if the Reorganization is consummated, each Acquired Fund Shareholder’s holding period for the Acquiring Fund Shares the shareholder receives in the Reorganization will be deemed to include that shareholder’s holding period for the Acquired Fund Shares it actually or constructively exchanges for those Acquiring Fund Shares for purposes of determining the application of any applicable contingent deferred sales charge, redemption or exchange fees.

5.13           EXPENSES.  The Manager covenants that, if the Reorganization is consummated, total annual fund operating expenses of Class A Acquiring Fund Shares, Class C Acquiring Fund Shares, and Institutional Acquiring Fund Shares will be equal to or less than 1.50%, 2.00%, and 1.25% of the average daily net asset value of each class, respectively, for a period of two years after the Closing Date.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF FORUM

The obligations of Forum to consummate the transactions provided for herein shall be subject, at its election, to the performance by IMST of all the obligations to be performed by it pursuant to this Agreement on or before the Closing Date and, in addition, subject to the following conditions:

6.1           All representations, covenants, and warranties of IMST contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.  IMST shall have delivered to Forum at the Closing a certificate executed in the Acquiring Fund’s name by IMST’s President or Vice President and its Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to Forum and dated as of the Closing Date, to such effect and as to such other matters as Forum shall reasonably request.

6.2           Forum shall have received on the Closing Date an opinion from Paul, Hastings, Janofsky and Walker LLP, counsel to IMST, dated as of the Closing Date, in a form reasonably satisfactory to Forum, covering the following points:

(a)           The Acquiring Fund is a series of shares of IMST duly established and designated by the Declaration of Trust.  IMST is a statutory trust validly existing and in good standing under the Delaware Statutory Trust Act.  The Declaration of Trust provides IMST with the statutory trust power necessary for it to own its properties and assets and conduct its business as described in the Registration Statement.

(b)           IMST is registered with the Commission as an investment company under the 1940 Act.  Based solely on telephonic advice by staff of the Commission, the Registration Statement has been declared effective by the Commission under the 1933 Act.  To the knowledge of such counsel, based solely on a telephone conversation with staff of the Commission, such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement, and, to the knowledge of such counsel, no stop order proceedings for such purpose are pending by the Commission.

(c)           The execution, delivery and performance of this Agreement has been duly authorized by all necessary statutory trust action by IMST on behalf of the Acquiring Fund, this Agreement has been duly executed and delivered by IMST on behalf of the Acquiring Fund, and, assuming that the Registration Statement and the Proxy Statement/Prospectus comply with the 1933 Act, the 1934 Act, and the 1940 Act, this Agreement constitutes a valid and binding obligation of IMST and the Acquiring Fund, enforceable against IMST and the Acquiring Fund in accordance with its terms.

(d)           The Acquiring Fund Shares to be delivered pursuant to this Agreement are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

(e)           To the knowledge of such counsel, no consent, approval, authorization or order of or filing with any federal or Delaware court or governmental authority is required for IMST’s execution and delivery of this Agreement, and the receipt of the Assets and the assumption of the Liabilities by the Acquiring Fund in accordance with this Agreement, other than (a) those that have been obtained under the 1933 Act, the 1934 Act or the 1940 Act,  and (b) those that may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

(f)           The execution and delivery of this Agreement did not, and the receipt of the Assets and the assumption of the Liabilities by the Acquiring Fund in accordance with this Agreement will not, violate the Declaration of Trust or IMST’s By-laws.

(g)           To the knowledge of such counsel, there is no action, suit or proceeding at law or in equity, or by or before any federal or Delaware state court or governmental or regulatory body or agency or arbitration board or panel pending or overtly threatened against IMST or the Acquiring Fund or any of their assets that challenges or seeks to prohibit, restrain or enjoin the Reorganization.

6.3           The post-effective amendment to the IMST Registration Statement filed by IMST with the Commission to create the Acquiring Fund has been declared effective by the Commission.

6.4           Prior to the Closing Date, IMST shall have authorized the issuance of and shall have issued an Acquiring Fund Share in each class (the “Initial Shares”) to Atlantic in consideration of the payment of a reasonable offering price of such Initial Shares, as determined by IMST’s Board, for the purpose of enabling Atlantic to vote to (a) approve the investment management agreement between IMST, on behalf of the Acquiring Fund, and the Manager, (b) approve any plan adopted by the Acquiring Fund pursuant to Rule 12b-1 under the 1940 Act, and (c) take such other steps related to the inception, establishment and organization of the Acquiring Fund as deemed necessary or appropriate by the Boards in order to conform the Acquiring Fund to the description of the Acquiring Fund included in the Proxy Statement/Prospectus.  At or before the Effective Time, each Initial Share shall be redeemed by the Acquiring Fund for the price at which it is issued.

6.5           The Investment Companies shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1 of this Agreement.

6.6           IMST, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by IMST, on behalf of the Acquiring Fund, on or before the Closing Date.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF IMST

The obligations of IMST to consummate the transactions provided for herein shall be subject, at its election, to the performance by Forum of all the obligations to be performed by it pursuant to this Agreement on or before the Closing Date and, in addition, shall be subject to the following conditions:

7.1           All representations, covenants, and warranties of Forum contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date.  Forum shall have delivered to IMST at the Closing a certificate executed in the Acquired Fund’s name by Forum’s President or Vice President and its Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to IMST and dated as of the Closing Date, to such effect and as to such other matters as IMST shall reasonably request.

7.2           IMST shall have received on the Closing Date an opinion from K&L Gates LLP, counsel to Forum, dated as of the Closing Date, in a form reasonably satisfactory to IMST, covering the following points:

(a)           Forum is a statutory trust validly existing and in good standing under the laws of the State of Delaware and has power as a statutory trust to own all of its properties and assets and to carry on its business as described in its registration statement on Form N-1A, as amended, and the Acquired Fund is a separate series of Forum constituted in accordance with the applicable provisions of the 1940 Act, the Trust Instrument, and Forum’s By-laws.

(b)           Forum has the trust power on behalf of the Acquired Fund to execute, deliver, and perform its obligations under this Agreement in accordance with the applicable provisions of the Trust Instrument and Forum’s By-laws and has taken all action required by those documents to authorize the execution, delivery, and performance of this Agreement; and this Agreement has been duly authorized, executed, and delivered by Forum on behalf of the Acquired Fund.

(c)           The execution and delivery of this Agreement did not, and the performance by Forum on behalf of the Acquired Fund of its obligations under this Agreement will not, violate the Trust Instrument or Forum’s By-laws.

(d)           No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Forum on behalf of the Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained.

 (e)           Forum is registered with the Commission as an investment company under the 1940 Act.

7.3           Forum shall have delivered to IMST a statement of the Acquired Fund’s assets and liabilities, together with a list of the Acquired Fund’s portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of Forum.

7.4           Forum shall have furnished to IMST a certificate, signed by the President or Vice-President and the Treasurer or any Assistant Treasurer of Forum, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement.

7.5           The Investment Companies shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1 of this Agreement.

7.6.           Forum, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by Forum, on behalf of the Acquired Fund, on or before the Closing Date.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTMENT COMPANIES

If any of the conditions set forth below does not exist on or before the Closing Date with respect to either Investment Company, the other Investment Company shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1           This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with Delaware law and the provisions of the Trust Instrument and Forum’s By-Laws.  Certified copies of the resolutions evidencing such approval shall have been delivered to IMST.  Notwithstanding anything herein to the contrary, neither Investment Company may waive the conditions set forth in this paragraph 8.1.

8.2           This Agreement and the transactions contemplated herein shall have been approved by the Board of each Investment Company, and each Investment Company shall have delivered to the other a copy of the resolutions approving this Agreement adopted by its Board, certified by the Secretary or equivalent officer.

8.3           On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.  Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.4           All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.

8.5           The amendment to the IMST Registration Statement with respect to the Acquiring Fund referred to in paragraph 4.2(d) shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued.  To the best knowledge of the Investment Companies, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.6           The parties shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP dated as of the Closing Date and addressed to the Investment Companies substantially to the effect that for federal income tax purposes:

(a)           The transfer of all of the Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities (followed by the distribution of those Acquiring Fund Shares to the Acquired Fund Shareholders and the termination of the Acquired Fund) will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and each Fund will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)           No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities.

(c)           No gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities or upon the distribution of those Acquiring Fund Shares to the Acquired Fund Shareholders in exchange (whether actual or constructive) for such shareholders’ Acquired Fund Shares.

(d)           No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange (whether actual or constructive) of their Acquired Fund shares for Acquiring Fund Shares in the Reorganization.

(e)           The aggregate tax basis for Acquiring Fund Shares received by an Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares exchanged (whether actual or constructive) therefor by such shareholder.  The holding period of Acquiring Fund Shares received by an Acquired Fund Shareholder will include the period during which the Acquired Fund Shares exchanged (whether actual or constructive) therefor were held by such shareholder, provided the Acquired Fund Shares are held as capital assets at the Effective Time.

(f)           The Acquiring Fund’s tax basis of each Asset will be the same as the tax basis of such Asset to the Acquired Fund immediately prior to the Reorganization.  The holding period of each Asset in the hands of the Acquiring Fund will include the period during which that Asset was held by the Acquired Fund.

(g)           For purposes of Section 381 of the Code, the Acquiring Fund will be treated just as the Acquired Fund would have been treated if there had been no Reorganization.  Accordingly, the Reorganization will not result in the termination of the Acquired Fund’s taxable year and the part of the Acquired Fund’s taxable year before the Reorganization will be included in the Acquiring Fund’s taxable year after the Reorganization.  The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to any applicable conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

Such opinion shall be based on customary assumptions and such representations as Paul, Hastings, Janofsky & Walker LLP may reasonably request, and each Investment Company will cooperate to make and certify the accuracy of its representations.  Notwithstanding anything herein to the contrary, neither Investment Company may waive the condition set forth in this paragraph 8.6.

8.7           Prior to the Closing, IMST's Board shall have approved an investment management agreement between IMST, on behalf of the Acquiring Fund, and the Manager.

ARTICLE IX

EXPENSES

9.1           Except as otherwise provided for herein and subject to complying with the representations contained in paragraphs 4.1(ff) and 4.2(t), the Manager, or an affiliate thereof, shall bear all expenses of the transactions contemplated by this Agreement.  Such expenses include (a) expenses associated with the preparation and filing of the Registration Statement (including the Proxy Statement/Prospectus), (b) postage, (c) printing, (d) accounting fees, (e) audit and legal fees, including reasonable fees for this transaction of the Acquired Fund’s counsel and counsel of Forum’s Independent Trustees, and (f) costs of soliciting proxies.  The Manager, or an affiliate thereof, shall remain liable for expenses, regardless of whether the transactions contemplated by this Agreement occur, and this paragraph 9.1 shall survive the Closing and any termination of this Agreement, pursuant to paragraph 11.1.  Notwithstanding the foregoing, expenses shall be paid by the party directly incurring them if and to the extent that the payment thereof by another person would result in that party’s disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL; CONFIDENTIALITY

10.1           IMST, on behalf of the Acquiring Fund, and Forum, on behalf of the Acquired Fund, agree that neither has made to the other any representation, warranty and/or covenant not set forth herein and that this Agreement constitutes the entire agreement among the parties.

10.2           The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing Date, and the obligations of IMST, on behalf of the Acquiring Fund, shall continue in effect beyond the consummation of the transactions contemplated hereunder.

10.3           Each Investment Company agrees to treat confidentially and as proprietary information of the other Investment Company all records and other information, including any information relating to portfolio holdings, of its Fund and not to use such records and information for any purpose other than the performance of its duties under this Agreement; provided, however, that after prior notification of and written approval by the Investment Company (which approval shall not be withheld if the other Investment Company would be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities having proper jurisdiction, and which approval shall not be withheld unreasonably in any other circumstance), an Investment Company may disclose such records and/or information as so approved.

ARTICLE XI

TERMINATION

11.1           This Agreement may be terminated by the mutual agreement of IMST and Forum.  In addition, either IMST or Forum may at its option terminate this Agreement, by written notice to the other, at or prior to the Closing Date due to:

(a)           a breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date, if not cured within 30 days of written notice thereof;

(b)           a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(c)           a determination by the party’s Board that the consummation of the transactions contemplated herein is not in the best interest of the party.

11.2           In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Acquiring Fund, the Acquired Fund, IMST, Forum, or the respective Trustees or officers to the other party or its Trustees or officers, but paragraph 9.1 shall continue to apply.

ARTICLE XII

AMENDMENTS AND NOTICES

12.1           This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Investment Companies; provided, however, that following the meeting of the Acquired Fund’s shareholders called by Forum pursuant to paragraph 5.2, no such amendment may have the effect of changing the provisions hereof to the detriment of such shareholders without their further approval.

12.2           Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed:

In the case of FORUM, to:
Forum Funds
Attn: Stacey E. Hong
Three Canal Plaza, Suite 600
Portland, ME 04101

In the case of IMST, to:
Investment Managers Series Trust
803 West Michigan Street, Suite A
Milwaukee, WI 53233
Attn: President.

ARTICLE XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY

13.1           The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

13.4           This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.5           It is expressly agreed that the obligations of IMST hereunder shall not be binding upon any of the Trustees, shareholders, officers, agents, or employees of IMST personally, but shall bind only the trust property of the Acquiring Fund, as provided in the Declaration of Trust.  The execution and delivery of this Agreement have been authorized by the Trustees of IMST on behalf of the Acquiring Fund and signed by authorized officers of IMST, acting as such.  Such authorization by such Trustees and such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquiring Fund as provided in the Declaration of Trust.

13.6           It is expressly agreed that the obligations of Forum hereunder shall not be binding upon any of the Trustees, shareholders, officers, agents, or employees of Forum personally, but shall bind only the trust property of the Acquired Fund, as provided in the Trust Instrument.  The execution and delivery of this Agreement have been authorized by the Trustees of Forum on behalf of the Acquired Fund and signed by authorized officers of Forum, acting as such.  Such authorization by such Trustees and such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Acquired Fund as provided in the Trust Instrument.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

INVESTMENT MANAGERS SERIES TRUST, on behalf of
the Acquiring Fund

By: ______________________________
Name: ____________________________
Title:           President

FORUM FUNDS, on behalf of the Acquired Fund

By: ______________________________
Name: ____________________________
Title:           President

LIBERTY STREET ADVISORS, INC. with respect to
Paragraphs 5.11(c), 5.12, and 9.1 only

By: ______________________________
Name: ____________________________
Title:           President